UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                     September 8, 2016

West Marine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22512	77-0355502

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Westridge Drive Watsonville, California 95076

(Address of Principal Executive Offices, Including Zip Code)

(831) 728-2700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                      Regulation FD Disclosure.

On September 8, 2016, West Marine, Inc. issued a press release announcing updated guidance for 2016. A copy of this press release is attached hereto as Exhibit 99.1.

The information furnished under Item 7.01 and as Exhibit 99.1 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, except if we specifically incorporate it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.                      Financial Statements and Exhibits.

(a)           Not Applicable.

(b)           Not Applicable.

(c)           Not Applicable.

(d)           Exhibit:

99.1	Press Release dated September 8, 2016 (furnished pursuant to Item 7.01).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Company Name
WEST MARINE, INC.

Date: September 8, 2016	By:	/s/ Jeffrey Lasher
Jeffrey Lasher
Executive Vice President and
Chief Financial Officer

Exhibit 99.1

West Marine Updates 2016 Guidance

Watsonville, CA, September 8, 2016 — West Marine, Inc. (NASDAQ: WMAR) today announced updated expectations for 2016.  The Company now expects GAAP pre-tax profits to be in the range of $9.0 million to $11.0 million. Full year net revenue is now expected to be flat to down slightly compared with last year with same store sales in the range of flat to up 1%.

Matt Hyde, CEO of West Marine, commented “We continue to make solid progress executing our long-term growth strategies which include increasing the size of our eCommerce channel, expanding our non-core merchandising offerings, and optimizing our store fleet.  In contrast to the growth in sales to our retail customers, volume to our professional customers has declined as we continue to strive for greater profitability. Based on current trends, we think it is prudent to adopt a slightly more conservative outlook for the remainder of the year.”

About West Marine
Each person has a unique connection to the water. At West Marine (westmarine.com, NASDAQ: WMAR), our knowledge, enthusiasm and products prepare waterlife adventurers to foster that connection and explore their passions. With more than 250 stores located in 38 states and Puerto Rico, an eCommerce website reaching domestic, international and professional customers, West Marine is recognized as a leading Waterlife Outfitter for cruisers, sailors, anglers and paddlesports enthusiasts. Since first opening our doors in 1968, West Marine associates continue to share the same love for the water as our customers and provide helpful advice on the gear and gadgets they need to be safe and have fun.

Special Note Regarding Forward-Looking Statements

This press release includes “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995), including statements that are predictive or express expectations that depend on future events or conditions that involve risks and uncertainties. These forward-looking statements may include, among other things, expectations related to earnings and growth in profitability and expectations for the outlook for 2016, as well as facts and assumptions underlying these expectations and projections. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Risks, uncertainties and other factors that may cause actual results to differ materially include those described in the risk factors set forth in West Marine’s annual report on Form 10-K for the fiscal year ended January 2, 2016 and quarterly report on Form 10-Q for the fiscal quarter ended April 2, 2016, as well as the discussion of critical accounting policies in our Form 10-K for the year ended January 2, 2016. Except as required by applicable law, West Marine assumes no responsibility to update any forward-looking statements as a result of new information, future events or otherwise.

Contact: West Marine, Inc.
Jeffrey Lasher, Executive Vice President and Chief Financial Officer
(831) 761-4229